                                                                   EXHIBIT 10.13


                            ITLA CAPITAL CORPORATION
                            SALARY CONTINUATION PLAN
                           (EFFECTIVE MARCH 31, 2000)



                                    Preamble

        ITLA Capital Corporation, a Delaware business corporation and its subsidiaries, have adopted the ITLA Capital Corporation Salary Continuation Plan as of the Effective Date, for a select group of executives and senior management personnel to ensure that the overall effectiveness of the Company's executive compensation program will attract, retain and motivate qualified executives and senior management personnel.

                                    ARTICLE I
                                   DEFINITIONS

        When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

        1.1 The term "Change in Control" means the occurrence of any of the following events with respect to the Company: (1) any person (as the term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 33.33% or more of the Company's outstanding securities; (2) individuals who are members of the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two thirds of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board;
(3) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity (unless the continuing ownership requirements clause (4) below are met with respect to the resulting entity); or (4) a merger or consolidation of the Company with any other corporation other than a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto represent at least 66.67% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation. The term "Change in Control" shall not include: (1) an acquisition of securities by an employee benefit plan of the Company; or (2) any of the above mentioned events or occurrences which require but do not receive the requisite government or regulatory approval to bring the event or occurrence to fruition.

        1.2 "Claims Reviewer" means the Compensation Committee of the Board of Directors of the Company, unless another person or organizational unit is designated by the Company as Claims Reviewer.

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        1.3 "Company" means ITLA Capital Corporation and its subsidiaries and any successor(s) thereto. For purposes of determining whether a Participant is employed by the Company at any particular time, the term "Company" shall also include any entity that would be treated as a single employer with the Company under Section 414 of the Internal Revenue Code.

        1.4 "Designated Beneficiary" means the individual the Participant designates as his or her beneficiary in such Participant's ITLA Capital Corporation Salary Continuation Plan designation of beneficiary form.

        1.5 "Disability" means, with respect to Mr. Haligowski, Disability as defined in Mr. Haligowski's Employment Agreement dated January 28, 2000, or as later amended, or, with respect to any other Participant, as defined in the Participant's Change in Control Severance Agreement. If the Participant does not have a Change in Control Severance Agreement defining the term "Disability," then Disability shall mean total and permanent disability as defined in the Company's long term disability plan.

        1.6 "Effective Date" means March 31, 2000.

        1.7 "Involuntary Termination" means, with respect to Mr. Haligowski, an involuntary termination as defined in Mr. Haligowski's Employment Agreement dated January 28, 2000, or as later amended, or, with respect to any other Participant, as defined in the Participant's Change in Control Severance Agreement.

        1.8 "Normal Retirement Date" means retirement from service with the Company, which becomes effective on or after the first day of the calendar month following the month in which the Participant reaches his or her 65th birthday.

        1.9 "Participant" means any employee of the Company who meets the eligibility requirements of Article II and is designated and approved for participation in the Plan as set forth in Article II.

        1.10 "Participation Date" means the date any employee of the Company becomes a Participant in the Plan.

        1.11 "Plan" means the ITLA Capital Corporation Salary Continuation Plan, as set forth herein and as amended from time-to-time.

        1.12 "Plan Year" means the calendar year.

        1.13 "Termination for Cause" means, with respect to Mr. Haligowski, a termination for cause as defined in Mr. Haligowski's Employment Agreement dated January 28, 2000, or as later amended, or, with respect to any other Participant, as defined in the Participant's Change in Control Severance Agreement.

        1.14 "Voluntary Termination" or "Voluntarily Terminates" means an employee's intentional conclusion of employment with the Company other than by death, Disability, attainment of the Normal Retirement Date, or Involuntary Termination. With respect to



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

Mr. Haligowski's participation in the Plan, "Voluntary Termination" shall be as defined in Mr. Haligowski's Employment Agreement dated January 28, 2000, or as later amended.

                                   ARTICLE II
                           ELIGIBILITY TO PARTICIPATE

        2.1 Eligibility to Participate. For purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Plan is limited to a select group of management and highly compensated employees.

        2.2 Designated Participants. An executive or senior management employee of the Company is eligible to become a Participant in the Plan; provided such employee is designated as a Participant on Exhibit A attached hereto or, such employee is later designated as a Participant by the Compensation Committee of the Board of Directors of the Company and, such designation is attached as a written amendment to the Plan signed by a duly authorized officer of the Company. Under no circumstance shall an employee below the level of Managing Director or Senior Vice President be eligible to participate in the Plan. Once an employee becomes a Participant, he or she shall remain a Participant until all benefits to which he or she (or his or her Designated Beneficiary) is entitled under the Plan have been paid.

                                   ARTICLE III
                           ELIGIBILITY FOR AND PAYMENT
                                   OF BENEFITS

        3.1 Eligibility for Retirement Benefits. Each Participant shall be eligible to receive the benefits under the Plan upon the earlier of the attainment of the Normal Retirement Date, or the Participant's death, Disability, or termination of employment (other than a Termination for Cause), or upon Change in Control. Except upon a Change in Control as set forth in
Section 3.6 below, no benefits shall be payable from the Plan to a Participant while such Participant is employed with the Company.

        3.2 Calculation of Benefit. A Participant's benefit under the Plan will be calculated as of the earlier of Participant's attainment of the Normal Retirement Date, the Participant's death, Disability, termination of employment (other than a Termination for Cause), or upon Change in Control.

        3.3 Incidents of Ownership. Notwithstanding the above, a Participant shall have no incidents of ownership with respect to the benefits under the Plan.

        3.4 Benefits. If the Participant's employment with the Company is terminated prior to a Change in Control as a result of attaining the Normal Retirement Date, death, or Disability or termination for any reason other than Voluntary Termination or Termination for Cause, the Participant shall be entitled to receive a monthly salary continuation benefit from the Company, beginning on the first day of the month following the termination of employment and continuing on the first day of each month thereafter for a period of 15 years in an amount set forth in Exhibit A attached hereto or in the written amendment to the Plan designating the individual as a Participant in the Plan.



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        3.5 Benefits upon Voluntary Termination Prior to Normal Retirement Date.
If a Participant Voluntarily Terminates employment with the Company prior to attainment of the Normal Retirement Date, the Participant shall be entitled to receive monthly, beginning on the first day of the month following written notice of Voluntary Termination to the Company and continuing on the first day of each month thereafter, for a period of 15 years, a reduced benefit payment equal to the salary continuation benefit set forth in Exhibit A attached hereto (or applicable amendment), multiplied by a fraction:

                a. The numerator of which is the actual number of months the Participant has been employed by the Company from the Participant's Participation Date in this Plan until the date of Voluntary Termination; and

                b. The denominator of which is the actual number of months the Participant would have been employed by the Company from the Participation Date until his or her Normal Retirement Date (at age 65).

        For purposes of determining the applicable number of months of participation, a Participant shall be deemed to have been a Participant as of January 1 of any Plan Year if such Participant is designated as a Participant prior to the end of the Plan Year and remains an employee of the Company as of the end of such Plan Year.

        3.6 Benefits upon Change in Control. Upon Change in Control prior to commencement of benefits under Sections 3.4 or 3.5 of the Plan, the Participant shall be entitled to receive the salary continuation benefit set forth in Exhibit A attached hereto (or in the written amendment to the Plan designating the individual as a Participant in the Plan) for a 15-year period. Notwithstanding the preceding sentence, the actual salary continuation benefit payable upon a Change in Control shall be paid monthly, beginning on the first day of the month following the Change in Control and continuing on the first day of each month thereafter for a ten-year period, with each monthly payment increased to reflect the shorter payment period. The present value of the payments made over the ten-year period set forth in the preceding sentence shall be equivalent to the present value of the salary continuation benefit set forth in Exhibit A paid over a 15-year period.

        3.7 Participant's Death. If a Participant dies while employed by the Company and prior to commencement of benefits to which the Participant is entitled to under the Plan, the Participant's Designated Beneficiary shall receive the benefits the Participant would otherwise receive under the Plan. If a Participant dies after the commencement of benefits hereunder, all of the remaining benefits to which the Participant was entitled at the time of his or her death shall be paid to the Participant's Designated Beneficiary. If a Participant survives his or her Designated Beneficiary or the Participant fails to name a Designated Beneficiary prior to receipt of the entire distribution to which the Participant is entitled hereunder, then all of the distribution to which the Participant is entitled under the Plan and which has not been distributed to such Participant at the date of death shall be payable to the Participant's estate.

        3.8 Termination for Cause. Notwithstanding any other provision of this Plan, in no event shall any benefits be payable under this Plan to a Participant whose employment with the Company is Terminated for Cause.



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        3.9 Commencement of Benefit. A Participant's benefit payable on account of the occurrence of a Change in Control or the Participant's death, Disability, attainment of the Normal Retirement Date or termination of employment shall be payable commencing on the first day of the calendar month next following the occurrence of the event giving rise to the payment.

        3.10 No Duplication of Benefits. The Plan is intended to pay salary continuation benefits to eligible Participants upon the first to occur of the events described in Section 3.1 of the Plan: attainment of Normal Retirement Date, death, Disability, termination of employment (other than a Termination for Cause) or a Change in Control. In no event shall benefits be payable to any Participant under this Plan for more than one event listed in Section 3.1 of the Plan. Thus, if benefits are payable to a Participant upon a Change in Control as set forth in Section 3.6 of the Plan, a subsequent termination of the Participant's employment shall not entitle the Participant to any additional benefits under the Plan. Similarly, if a Participant becomes entitled to benefits under Section 3.1 of the Plan as a result of a termination of employment with ITLA Capital Corporation or a subsidiary, no additional benefits will be payable to the Participant upon a Change in Control or termination of employment from another related entity. In addition, except as otherwise set forth in a Participant's Employment Agreement or upon a Change in Control, no benefits shall be payable to a Participant upon a termination of employment with the Company if the Participant continues to be employed by a subsidiary or successor of the Company.

        3.11 Limitation on Distribution to Covered Employees. Notwithstanding any other provision of the Plan, in the event that the Participant is a "covered employee" as defined in Section 162(m)(3) of the Internal Revenue Code, or would be a covered employee if the benefits were distributed in accordance with the other provisions of Article III, the maximum amount which may be distributed in any Plan Year shall not exceed one million dollars ($1,000,000) less the amount of compensation paid by the Company to the Participant in such Plan Year which is not "performance-based" (as defined in Internal Revenue Code Section 162(m)(4)(C)). The amount of compensation which is not "performance-based" shall be reasonably determined by the Company at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of the limitation set forth in this Section 3.11 shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitation set forth in this Section 3.11. The provisions of this
Section 3.11 shall not apply if the Compensation Committee of the Board of Directors, upon consultation with legal counsel, determines that the restrictions of Code Section 162(m) do not apply to limit the deductibility of payments made under the Plan (or otherwise by the Company) to the Participant.

        3.12 Acceleration in Payment of Benefits. Notwithstanding any other provision of this Plan and without regard to whether benefits are currently payable under this Article III, the Company in its sole and absolute discretion may at any time elect to pay a Participant or Beneficiary a lump sum payment equal to the present value of the remaining payments due such Participant or Beneficiary. Present value shall be determined using such actuarial factors and interest rates as determined by the Compensation Committee of the Board of Directors of the Company. The payment of the lump sum shall discharge all of the Company's obligations hereunder with respect to the Participant. The Company shall not be responsible for any increased taxes imposed on the Participant as a result of receiving benefits in a lump sum payment under the Plan.



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

        3.13 Parachute Payments. In the event that any payments or benefits provided or to be provided to a Participant pursuant to this Plan in combination with payments or benefits, if any, from other plans or arrangements maintained by the Company constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, the Company shall either reduce the payments to the Participant under the Plan or provide an additional Gross Up Payment to the Participant in accordance with the provisions of the Participant's Change in Control Severance Agreement or Employment Agreement. If the Participant does not have a Change in Control Severance Agreement or Employment Agreement that addresses the treatment of excess parachute payments, then the Compensation Committee of the Board of Directors of the Company shall, in its sole and absolute discretion and notwithstanding any other provision of this Plan, either reduce the benefits payable to the Participant under this Plan so that none of the payments are excess parachute payments or provide the Participant with a gross-up payment to offset the additional tax on any Plan benefits that are treated as excess parachute payments under Section 280G of the Internal Revenue Code.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

        4.1 Amendment or Termination. The Company intends the Plan to remain in existence until all Participants in the Plan have received all of their benefits payable under the Plan. The Company, however, reserves the right to amend or terminate the Plan. No such amendment may reduce or eliminate benefits payable under the Plan to any Participant or remove the obligation of the Company to contribute amounts to a grantor trust as set forth in Section 5.1 below. In the event that the Company elects to terminate the Plan prior to the commencement of any benefits hereunder, each Participant shall be entitled to begin receiving the salary continuation benefit set forth in Section 3.4 of the Plan, with the amount of the benefit calculated as of the date of termination of the Plan. Any amendment or termination of the Plan shall be made pursuant to a resolution of the Compensation Committee of the Board of Directors of the Company.

                                    ARTICLE V
                                 ADMINISTRATION

        5.1 Funding of Benefits. The Company shall establish a grantor trust to hold assets to pay benefits due Participants under the Plan. At least annually, the Company shall contribute to the trust an amount determined by the actuaries for the Company (using reasonable actuarial assumptions) as necessary to fund the benefits payable under the Plan. In addition, within 15 days after a Change in Control, the Company shall contribute an amount to the trust as determined by the actuaries for the Company to be necessary to fully fund the benefits payable under Article III of the Plan. At no time shall the Participant be deemed to have a lien nor right, title nor interest in or to any specific funding investment or to any assets of the Company. If the Company elects to invest in a life insurance or annuity policy for the life of the Participant, then the Participant shall assist the Company by freely submitting to a physical examination and supply such additional information necessary to obtain such insurance or annuities.

        5.2 Unsecured Claims. The right of a Participant or his or her Designated Beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the



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Company, and neither a Participant nor his or her Designated Beneficiary shall have any rights in or against any amount credited under this Plan or under any trust established under the Plan or any other assets of the Company. Notwithstanding any other provisions to the contrary, the Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. Any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or his or her Designated Beneficiary. The Plan constitutes a mere unsecured promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily of involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        5.3 Plan Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall have the authority, duty and power in its sole and absolute discretion to interpret and construe the provisions of the Plan as the Compensation Committee of the Board of Directors deems appropriate including the authority to determine eligibility for benefits under the Plan. The Compensation Committee of the Board of Directors shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Compensation Committee of the Board of Directors shall be final and binding on all persons and parties concerned. The Compensation Committee may delegate any of its duties, to an employee or employees of the Company or other persons as it deems appropriate.

        5.4 Expenses. Expenses of administration of the Plan shall be paid by the Company. The Compensation Committee of the Board of Directors of the Company shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

        5.5 Statements. The Compensation Committee of the Board of Directors of the Company or its agents shall furnish individual periodic statements of benefits being paid to each Participant (or if the Participant's Designated Beneficiary is currently receiving benefits under the Plan, to such Participant's Designated Beneficiary) in such form as determined by the Compensation Committee of the Board of Directors or as may be required by the law.

        5.6 No Enlargement of Rights. The sole rights of a Participant or his or her Designated Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any benefits which may be established in connection with the Plan or assets of the Company will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and the Participant. The Plan shall not affect



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

the right of the Company to deal with any Participants in employment respects, including their hiring, discharge, compensation and conditions of employment.

        5.7 Rules and Procedures. The Company may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual's care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

        5.8 Information. Each Participant shall keep the Company informed of his or her current address and the current address of his or her Designated Beneficiary. The Company shall not be obligated to search for any person. If such person(s) is (are) not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Designated Beneficiary had died at the end of such three-year period.

        5.9 Loss. Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, his or her Designated Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

        5.10 Indemnification. The Company shall indemnify and hold harmless the members of the Board of Directors, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. The Company shall have the obligation to conduct the defense of such persons in any proceeding to which this Section applies. If any Board member or any employee covered by this indemnification clause determines that the defense provided by the Company is inadequate, that member or employee shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts.

        5.11 Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the extent not preempted by such laws, by the laws of the State of California.



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        5.12 Withholdings. All benefit payments under this Plan shall be reduced by taxes and other required or authorized withholdings. The Company may also, in its discretion, reduce any benefit payment payable hereunder to a Participant by any amounts that the Participant owes the Company at the time of the payment from the Plan.

                                   ARTICLE VI
                                CLAIMS PROCEDURE

        6.1 Claims Procedure. An initial claim for benefits under the Plan must be made by the Participant or his or her Designated Beneficiary in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or his or her Designated Beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which the final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a Participant or his or her Designated Beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claim's Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Company within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Company shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Company shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commerce legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.



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        IN WITNESS WHEREOF, ITLA Capital Corporation has caused this Plan to be executed on this 28th day of July, 2000.



                                   By: /s/ Jeffrey Lipscomb
                                       -----------------------------------------
                                       Jeffrey Lipscomb, Member of the Board of
                                       Directors
                                       Chairman of the Compensation Committee
                                       On Behalf of ITLA Capital Corporation and
                                       Its Subsidiaries

                            ITLA CAPITAL CORPORATION
                            SALARY CONTINUATION PLAN

                                    EXHIBIT A


Designated Participant     Date of Designation          Salary Continuation Benefit
----------------------     -------------------     ----------------------------------------
  George Haligowski           March 31, 2000       75 percent of Mr. Haligowski's average
                                                   annual base salary for the three full
                                                   calendar years preceding the calendar
                                                   year in which he becomes eligible for
                                                   benefits under Article III of the Plan.
                                                   The monthly salary continuation benefit
                                                   shall be 1/12th of the annual amount
                                                   determined under the preceding sentence.



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